UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant  ☐
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FOR IMMEDIATE RELEASE
NYC ANNOUNCES 13,500 SQUARE FEET OF NEW LEASING ACTIVITY AT 9 TIMES SQUARE
New York, May 19, 2022 — New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today that it has signed two non-binding LOIs for new leases with tenants at 9 Times Square. The LOI’s total over 13,500 square feet and $650,000 of annual base rent with a weighted-average lease term of 3.7 years.
“We continue to build leasing momentum across our portfolio,” said Michael Weil, CEO of NYC. “The new tenants at 9 Times Square will increase occupancy at the building by 8%, from 62% to 70%, and in our portfolio from 84.4% to 85.6%, assuming definitive leases are signed. The new leases will additionally generate over $650,000 of annual base rent and complete the leasing of all the space formerly occupied by Knotel at 9 Times Square. These leasing achievements are the result of our proactive asset management strategy and the relationships we have built with our tenants.”
About New York City REIT, Inc.
New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.
References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its consolidated subsidiaries.
Contacts:
Investor Relations
info@ar-global.com
(866) 902-0063

650 Fifth Avenue, 30th Floor, New York, Ny 10019
T: (212) 415-6500
Www.Newyorkcityreit.Com
Dear Shareholders,
New York City REIT, Inc.’s (“NYC” or the “Company”) May 31st Annual Meeting is just around the corner and time is running out to vote the GOLD card in this critical campaign to re-elect Elizabeth Tuppeny to the Company’s Board of Directors (the “Board”).
ELIZABETH TUPPENY IS THE BEST CANDIDATE TO POSITION NYC TO CONTINUE DELIVERING
YOUR DIVIDEND AND THE STRONG SHAREHOLDER RETURNS YOU HAVE COME TO EXPECT
NYC has paid an attractive $0.40 per share annual dividend, even during the harsh times of the Covid-19 pandemic. As NYC’s lead independent director, Ms. Tuppeny has been instrumental in maintaining the dividend, which has been an important element of the value that NYC has created on your behalf. Surely all shareholders would like this to continue for years to come.
The total value that has been created under Ms. Tuppeny’s as lead independent director of the Board is truly exceptional. NYC has been one of the top-performing REITs, generating a total return of 70%1 from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set, which comprises other New York City-focused REITs2, by 48%. Additionally, the Company’s leasing momentum continues with two recent non-binding LOIs for new leases with tenants at 9 Times Square, totaling over 13,500 square feet, increasing the occupancy at the building by 8% and by $650,000 of annual base rent.
At the Annual Meeting, you have the choice of voting for Ms. Tuppeny — an experienced director who has helped NYC create substantial shareholder value — or Sharon Stern, a hand-picked director candidate nominated by activist hedge fund investor, Comrit Investments 1, LP (“Comrit”), which has not articulated any agenda for NYC in connection with its nomination. We caution you that Ms. Stern is a far less experienced, unknown candidate whose election may put the value of your dividend — and, therefore, your total investment — at serious risk.
VOTE THE GOLD CARD TODAY TO RE-ELECT ELIZABETH TUPPENY
NYC urges all shareholders to support the re-election of Elizabeth Tuppeny so that she can continue to collaborate with the other members of the Board to protect the Company’s dividend and grow the long-term value of your investment.
Please simply discard any WHITE proxy card that you may receive from Comrit, and vote on the GOLD proxy card today by following the instructions below.

1
Total Return calculated over the period beginning on January 1, 2021 through April 13, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

2
Peer group includes SLG, VNO, ESRT and PGRE.

We greatly appreciate your continued support.
Sincerely,
Michael Weil, Chief Executive Officer
Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Given the short time left until the Annual Meeting, we encourage you to vote today by telephone or via the Internet to ensure your vote is received.
Simply follow the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:
INNISFREE M&A INCORPORATED Shareholders May Call Toll-free: (877) 750-8197 Banks and Brokers May Call Collect: (212) 750-5833
REMEMBER:

Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card — even if you “withhold” on the Comrit’s nominees — will revoke any vote you had previously submitted on NYC REIT’s GOLD proxy card.

NYC REIT SENDS LETTER URGING SHAREHOLDERS TO VOTE FOR COMPANY’S
INCUMBENT DIRECTOR NOMINEE AS ANNUAL MEETING APPROACHES
Re-Electing Elizabeth Tuppeny Will Protect the Company’s Generous Dividend
and Help Continue Strong Performance
NEW YORK — May 20, 2022 — New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) today sent a letter urging shareholders to act quickly to vote the Gold card “FOR” the reelection of Elizabeth Tuppeny at the Company’s May 31, 2022 Annual Meeting, which will protect the value their investment and help NYC continue its strong performance.
In the letter, NYC reiterates the exceptional value created by the current Board of Directors with Elizabeth Tuppeny serving as Lead Independent Director, including:
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An attractive $0.40 per share annual dividend consistently delivered to shareholders;

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A total return of 70% from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set by 48%; and

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Continued leasing momentum across NYC’s portfolio, including two recent non-binding LOIs for new leases with tenants, totaling over 13,500 square feet and $650,000 of annual base rent.

The letter also underscores Ms. Tuppeny’s extensive commercial real estate industry experience, with is superior to Comrit Investments 1, LP’s (“Comrit”) hand-picked nominee, Sharon Stern, whose minimal New York City real estate and public board experience will disrupt the significant progress NYC is making on behalf of shareholders.
NYC strongly encourages all shareholders to vote on the GOLD proxy card “FOR” the reelection of Elizabeth Tuppeny and protect their investment. Further, NYC advises shareholders discard the “white” proxy card that they may receive from Comrit.
The full text of the letter sent to shareholders is below.
Dear Shareholders,
New York City REIT, Inc.’s (“NYC” or the “Company”) May 31st Annual Meeting is just around the corner and time is running out to vote the GOLD card in this critical campaign to re-elect Elizabeth Tuppeny to the Company’s Board of Directors (the “Board”).
ELIZABETH TUPPENY IS THE BEST CANDIDATE TO POSITION NYC TO CONTINUE DELIVERING YOUR DIVIDEND AND THE STRONG SHAREHOLDER RETURNS YOU HAVE COME TO EXPECT
NYC has paid an attractive $0.40 per share annual dividend, even during the harsh times of the Covid-19 pandemic. As NYC’s lead independent director, Ms. Tuppeny has been instrumental in maintaining the dividend, which has been an important element of the value that NYC has created on your behalf. Surely all shareholders would like this to continue for years to come.

The total value that has been created under Ms. Tuppeny’s as lead independent director of the Board is truly exceptional. NYC has been one of the top-performing REITs, generating a total return of 70%1 from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set, which comprises other New York City-focused REITs2, by 48%. Additionally, the Company’s leasing momentum continues with two recent non-binding LOIs for new leases with tenants at 9 Times Square, totaling over 13,500 square feet, increasing the occupancy at the building by 8% and by $650,000 of annual base rent.
At the Annual Meeting, you have the choice of voting for Ms. Tuppeny — an experienced director who has helped NYC create substantial shareholder value — or Sharon Stern, a hand-picked director candidate nominated by activist hedge fund investor, Comrit Investments 1, LP (“Comrit”), which has not articulated any agenda for NYC in connection with its nomination. We caution you that Ms. Stern is a far less experienced, unknown candidate whose election may put the value of your dividend — and, therefore, your total investment — at serious risk.
VOTE THE GOLD CARD TODAY TO RE-ELECT ELIZABETH TUPPENY
NYC urges all shareholders to support the re-election of Elizabeth Tuppeny so that she can continue to collaborate with the other members of the Board to protect the Company’s dividend and grow the long-term value of your investment.
Please simply discard any WHITE proxy card that you may receive from Comrit, and vote on the GOLD proxy card today by following the instructions below.
We greatly appreciate your continued support.
Sincerely,
Michael Weil, Chief Executive Officer

Your Vote Is Important, No Matter How Many or How Few Shares You Own!
Given the short time left until the Annual Meeting, we encourage you to vote today by telephone or via the Internet to ensure your vote is received.
Simply follow the easy instructions on the GOLD proxy card.
If you have questions about how to vote your shares, please contact:
INNISFREE M&A INCORPORATED
Shareholders May Call Toll-free: (877) 750-8197
Banks and Brokers May Call Collect: (212) 750-5833
REMEMBER:
Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card — even if you “withhold” on the Comrit’s nominees — will revoke any vote you had previously submitted on NYC REIT’s GOLD proxy card.

About New York City REIT, Inc.
New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

1
Total Return calculated over the period beginning on January 1, 2021 through April 13, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

2
Peer group includes SLG, VNO, ESRT and PGRE.

Important Information
NYC filed a definitive proxy statement on Schedule 14A on April 15, 2022 and will file other relevant documents with the SEC in connection with the solicitation of proxies from NYC stockholders for NYC’s 2022 annual meeting of stockholders. NYC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ NYC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by NYC with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge in the “SEC Filings” subsection of the “Financial Information” section of NYC’s Investor Relations website at investors.newyorkcityreit.com or by contacting NYC’s Investor Relations department at info@ar-global.com.
Participants in the Solicitation
NYC, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from NYC stockholders in connection with matters to be considered at NYC’s 2022 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of NYC’s directors and executive officers, in NYC is included in NYC’s Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the SEC on April 15, 2022. Changes to the direct or indirect interests of NYC’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in NYC will be set forth in relevant documents to be filed with the SEC, if and when they become available.
Media Contacts
Jonathan Gasthalter/Mark Semer
Gasthalter & Co.
(212) 257-4170
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